Exhibit 99.1

GeoTraq Announces New Class of Mobile IoT Modules

LAS VEGAS --- April 25, 2019 --- GeoTraq Inc., a subsidiary of Appliance Recycling Centers of America, Inc. (NASDAQ: ARCI), announced today the transition from GSM to LTE-M/NB-IoT connectivity, creating a new class of Mobile IoT modules. GeoTraq is developing a Tracker-Module for asset tracking and location-based services, along with a Sensor-Module used for remote monitoring. GeoTraq believes that the new ultra-small Mobile IoT modules will radically change the way businesses locate assets and communicate data globally.

Mobile IoT refers to low power wide area (LPWA) managed IoT networks in licensed spectrum. LTE-M and NB-IoT networks have been standardized by the 3rd Generation Partnership Project (3GPP) and have been classified by the mobile industry as Mobile IoT. According to the GSMA, “the availability of Mobile IoT around the world is growing at an unprecedented speed.” Additionally, the GSMA announced, Mobile IoT coverage is expected to reach approximately 93% of the world’s largest IoT markets by Q2 2019.

GeoTraq’s new Mobile IoT modules will offer many of the same core features as GeoTraq’s original GSM module. Small size, low power, long battery life, and global connectivity remain at the cornerstone of GeoTraq technology. Designed with a self-contained form factor, GeoTraq modules eliminate the hassle and cost of designing and building a printed circuit board for mounting. The GeoTraq modules are plug and play for easy attachment of antenna, battery, and desired sensors.

GeoTraq is using Sequans Monarch SiP, which is the world’s most highly-optimized chipset, combined with a universal radio front end by Skyworks. The Monarch chipset incorporates PoLTE technology for accurate indoor and outdoor positioning capability using only the LTE radio, no GPS or GNSS required. Monarch provides global coverage and is certified by operators worldwide. Engineered to enhance the capabilities of power saving mode (PSM) and extended discontinuous reception (eDRX), the GeoTraq Mobile IoT modules enable the long battery life needed by many IoT use cases.

General Manager of GeoTraq and 30-year wireless industry veteran, Pierre Parent, shares, “Our niche in the IoT/ M2M industries is focused on Simple IoT. Our modules enhance the capabilities of existing technology by driving innovation in our products.”

GeoTraq engineers are currently testing prototypes of the new modules. GeoTraq expects submission for regulatory certification this summer.

GeoTraq will be exhibiting at Internet of Things World May 14-16 at booth #852. Internet of Things World is North America’s largest IoT event held in Santa Clara, CA.

For businesses looking to create real ROI through the Internet of Things, GeoTraq believes it offers an easy to use, quick to deploy solution that delivers the right data at the right time.

More information is available at www.geotraq.com.

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Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the company’s actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements, and includes statements relating to whether GeoTraq’s modules will change the way businesses locate assets and communicate globally and when the GeoTraq modules will be submitted for regulatory certification. Appliance Recycling Centers of America, Inc. (“ARCA”), the registrant, may also make written or oral forward-looking statements in ARCA’s periodic reports to the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by ARCA. ARCA cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in ARCA’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 29, 2018 (available at http://www.sec.gov). ARCA undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

About GeoTraq

GeoTraq is a Mobile IoT module manufacturer and connectivity provider. GeoTraq offers asset tracking and remote monitoring through Mobile IoT modules with global connectivity. GeoTraq Mobile IoT modules report location data with the ability to measure variables from external sensors such as temperature, flow, pressure, humidity, motion, acceleration and more. The modules transmit data for scheduled reports or trigger-based event alerts. GeoTraq technology is designed to streamline business processes and increase operational efficiency to drive ROI and solve real business challenges. Visit GeoTraq online at www.GeoTraq.com.

About ARCA

ARCA and subsidiaries are in the business of recycling major household appliances in North America by providing turnkey appliance recycling and replacement services for utilities and other sponsors of energy efficiency programs. In addition, through GeoTraq, ARCA is engaged in the development, design and ultimately, ARCA expects, the sale of Mobile IoT modules.

GeoTraq contact:

Tiffani Neilson (USA), +1.702.757.4080; tneilson@geotraq.com

Sources:

https://www.gsma.com/iot/mobile-iot-innovators/mobile-iot-evolution-tracker/

https://www.gsma.com/newsroom/press-release/low-power-mobile-iot-networks-now-available-from-all-leading-iot-operators-worldwide/

https://www.gsma.com/iot/mobile-iot/

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